UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2012 (January 13, 2012)

WESTERN GAS PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive office) (Zip Code)

(832) 636-6000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 13, 2012, Western Gas Partners, LP (the “Partnership”) completed its previously announced acquisition of certain midstream assets pursuant to the terms and conditions of a Contribution Agreement (the “Contribution Agreement”) dated December 15, 2011 among Western Gas Resources, Inc. (“WGR”), WGR Holdings, LLC (“WGR Holdings”), WGR Asset Holding Company LLC (“WGRAH”), Western Gas Holdings, LLC (the “General Partner”), WES GP, Inc. (“WES GP” and together with WGR, WGR Holdings, WGRAH and the General Partner, the “Contributing Parties”), Western Gas Operating, LLC (“Western Gas Operating”) and WGR Operating, LP (the “Operating Partnership and together with Western Gas Operating, the General Partner and the Partnership, the “Recipient Parties”). All of the parties are subsidiaries or affiliates of Anadarko Petroleum Corporation (“Anadarko”). The consideration paid by the Partnership for the Acquisition (defined below) consisted of $458.6 million in cash, 632,783 common units of the Partnership (the “Common Units”) and 12,914 general partner units of the Partnership (the “General Partner Units”) issued to the General Partner. The Partnership funded the cash consideration through (i) $299 million in borrowings under its revolving credit facility and (ii) $159.6 million of cash on hand.

Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire a 100% interest in Mountain Gas Resources LLC, which owns (i) the Red Desert Complex, located in the greater Green River Basin in southwestern Wyoming, which includes the Patrick Draw processing plant with a capacity of 125 MMcf/d, the Red Desert processing plant with a capacity of 48 MMcf/d, 1,295 miles of gathering lines, and related facilities, (ii) a 22% interest in Rendezvous Gas Services, L.L.C., which owns a 338-mile mainline gathering system serving the Jonah and Pinedale Anticline fields in southwestern Wyoming, and (iii) certain additional midstream assets and equipment (collectively, the “Acquisition”).

To mitigate commodity price exposure associated with certain processing arrangements acquired in the Acquisition, the Partnership and Anadarko have entered into five year, fixed-price commodity swap agreements through the end of December 2016. Below is a summary of the fixed prices on the Partnership’s commodity price swap agreements put in place upon the consummation of the Acquisition.

Year Ended December 31,
	2012	2013	2014	2015	2016
		(per barrel)
Ethane	$26.87	$25.34	$24.10	$23.41	$23.11
Propane	$57.97	$55.59	$53.78	$52.99	$52.90
Iso butane	$80.98	$77.66	$75.13	$74.02	$73.89
Normal butane	$71.15	$68.24	$66.01	$65.04	$64.93
Natural gasoline	$89.51	$85.84	$83.04	$81.82	$81.68
Condensate	$89.51	$85.84	$83.04	$81.82	$81.68
		(per MMbtu)
Natural gas	$3.62	$4.17	$4.45	$4.66	$4.87

Pursuant to the Contribution Agreement, Anadarko has agreed to indemnify the Recipient Parties and their respective affiliates (other than any of the entities controlled by Anadarko), shareholders, unitholders, members, directors, officers, employees, agents and representatives (together with the Recipient Parties, the “Partnership Indemnified Parties”) against certain losses resulting from any breach of Anadarko’s and the Contributing Parties’ representations, warranties, covenants or agreements, and for certain other matters. The Partnership has agreed to indemnify Anadarko and the Contributing Parties, their respective affiliates (other than the Partnership Indemnified Parties) and their respective security holders, officers, directors and employees against certain losses resulting from any breach of the Recipient Parties’ representations, warranties, covenants or agreements.

Relationships

The terms of the Acquisition were unanimously approved by the Board of Directors of the Partnership’s General Partner and by the Board’s special committee. The special committee, a committee comprised of the independent members of the General Partner’s Board of Directors, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the Acquisition, the special committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership was fair, from a financial point of view, to the Partnership.

After giving effect to the issuance of securities to Anadarko in connection with the Acquisition, Anadarko indirectly owns 1,852,527 General Partner Units, representing a 2.0% general partner interest in the Partnership, and 40,422,004 Common Units, representing an aggregate 44.5% limited partner interest in the Partnership, based on the number of common units outstanding as of January 13, 2012. The General Partner also owns all of the incentive distribution rights in the Partnership, which entitle the General Partner to specified increasing percentages of cash distributions as the Partnership’s per-unit cash distributions increase.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above with respect to the borrowings under the revolving credit facility is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As part of the consideration for the Acquisition described in Item 2.01, the Partnership issued the Common Units on January 13, 2012 to WGR Holdings. In addition, the Partnership issued the General Partner Units on January 13, 2012 to the General Partner in order to allow the General Partner to maintain its 2.0% general partner interest in the Partnership pursuant to our partnership agreement. The Common Units and the General Partner Units were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item	5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 13, 2012 and in connection with the consummation of the transactions contemplated by the Contribution Agreement, the Partnership entered into Amendment No. 7 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Amendment”), to be effective January 13, 2012. The Amendment permits the Partnership to make a special one-time cash distribution to WGR Holdings (without a corresponding distribution to the General Partner or the limited partners of the Partnership) in an amount equal to the cash consideration.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure.

On January 16, 2012, Western Gas Partners made an announcement regarding the closing of the Acquisition. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Partnership will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Partnership will file the financial statements required by this Item not later than 71 days after the date on which this Form 8-K is required to be filed.

(d) Exhibits

3.1	Amendment No. 7 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated January 13, 2012.

99.1	Press Release of Western Gas Partners, LP issued January 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC,
its general partner

Dated: January 17, 2012	By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Amendment No. 7 to First Amended and Restated Agreement of Limited Partnership of Western Gas Partners, LP, dated January 13, 2012.

99.1	Press Release of Western Gas Partners, LP issued January 16, 2012.